Exhibit 10.28

TVA Contract No. 111815898

Interruptible Power Product Agreement (Rolling Term)

Underlined terms used in this Interruptible Power Product (“IP Product”) Agreement are defined in the IP Product Terms and Conditions. Company’s authorized representative may receive assistance from Company’s power provider (“Distributor”) or from TVA customer service representatives; however, Company remains responsible for ensuring the information provided in this Agreement is accurate and correct.

Therefore, the parties agree as follows:

Section A: Company’s Authorized Representative

This is the duly authorized representative signing this Agreement on Company’s behalf.

Full Name:	[***]	[***]	Date:	May 20, 2022
	First	Last

Job title:	[***]	Email:	[***]
Phone:	[***]

Section B: Company Information

Company Name:	AVA DATA LLC

Company’s state of incorporation:	Delaware

Plant/Facility	[***]
Site:	Street Address

	[***]	[***]	[***]
	City	State	ZIP Code

Distributor:	[***]

Section C: Power Contract Information

	Onpeak hours	Offpeak hours
Contract Demand (kW):	11,000	11,000

If Company is served under a Rate Schedule that does not provide for different onpeak and offpeak Contract Demands, then the single Contract Demand is applicable for both onpeak and offpeak hours.

Power Billing Cycle:	Calendar Month ☒	Other day of the month:

Section D: Company’s Selected Product Features

	Summer Period	Winter Period	Transition Period
Protected Demand (kW):	1,000	1,000	1,000

1

Interruption Options Only features shown to the right will be applicable.	IP30 (Economic+Reliability)

Initial Term	5 years

Termination Notice (Cannot be effective earlier than the end of the Initial Term)	3 years

Maximum total duration of Economic Interruptions during any TVA fiscal year (Base Economic Interruption hours)	12 hours These total duration hours will not be prorated for IP Product Agreements with effective dates that are not on the first day of the TVA fiscal year.

Minimum advance notification of Interruptions	30-minutes

Duration of each Economic Interruption	4-6 hours

Maximum daily Economic Interruptions	1

Designated hours for Reliability Interruptions and Test Interruptions	All hours

Maximum frequency and duration of Reliability Interruptions	No Maximum

Designated hours for Economic Interruptions	4:00 am to 10:00 pm Central Prevailing Time (CPT) Daily

Functional Tests	None

Section E: Notices

Interruption Notices: Pursuant to section 1.2 of the Terms and Conditions, the designated notice method is by telephone. TVA will give notices to the primary Interruption notice phone number below. If no one is reached at the primary Interruption notice phone number, TVA may (without obligation) also provide notices to the alternate Interruption notice phone number(s), if any.

Primary Interruption Notice Phone Number	[***]
Alternate Interruption Notice Phone Number(s)	[***]
[***]

Other Notices: For receipt of official IP Product notices, pursuant to subsection 4.1 of the Terms and Conditions, Company has designated the e-mail address(es) below:

[***]
[***]
[***]

2

By signing below, the parties agree that they shall be bound by the terms set forth in this Agreement, which includes the IP Product Terms and Conditions dated October 1, 2015, and any attachments Identified in section F below. The effective date of this Agreement is the date specified by TVA below.

Section F: Attachments to this Agreement

None

Section G: Company Agreement and Signature

Signature:	[***]	Date: 6/28/2022

Section H: Distributor Agreement and signature

Signature:	[***]	Date: 6/29/2022
Title:	General Manager

Section I: TVA Agreement and Signature

Signature:	[***]

Title:	[***]

Effective Date: July 1, 2022

3

INTERRUPTIBLE POWER PRODUCT (IP PRODUCT)

TERMS AND CONDITIONS-ROLLING TERM PRODUCT

(October 1, 2015)

Contents

Availability

Eligibility Criteria

Article 1: Interruptions

Article 2: Credits and Charges

Article 3: Term and Termination

Article 4: Administration and Adjustments

Article 5: Guidelines

Article 6: Definitions of Underlined Terms

Attachments: Schedule of Credits and Charges (October 1, 2015)

Availability

The IP Product is only available to Company if it is offered by Company’s power provider and IP Product subscription limits have not been exceeded.

Eligibility Criteria

1)

The Company Power Contract and Distributor’s power contract with TVA for power supplied to Company’s Plant/Facility Site identified in section B (a) must be for a term that is at least equivalent to the term selected by Company for its participation in the IP Product and (b) cannot be terminated any sooner than is capable under the IP Product Agreement.

2)	Company’s power meter must be programmed for 5-minute interval metering and capable of near real-time polling with a dedicated internet protocol address.

3)	Company must maintain a minimum of 500 kW of Annual Average Interruptible Demand.

4)	If Company nominates different Interruptible Demands during Winter Period months and Summer Period months, the Winter Period and Summer Period nominations must be comparable (as determined by TVA).

5)	Company’s Contract Demand must be greater than 1 MW to participate in the IP5 option.

6)	Company’s Contract Demand must be greater than 5 MW to participate in the IP30 option.

7)	Company must submit and maintain a load reduction plan on an annual basis.

8)	Company must have an active TVA Online Connection account.

9)	Company must not participate in any products or programs deemed by TVA to be incompatible with the IP Product.

LPC T&C Rolling (7/27/18)

ARTICLE 1: INTERRUPTIONS

SECTION 1.1 - INTERRUPTION FEATURES

Company will curtail its power demand in accordance with the IP Product Agreement.

SECTION 1.2 - INTERRUPTIONS

1.2.1 Notice Method. TVA will provide notice to Company of an Interruption via a method designated by TVA. Upon not less than 60 days’ notice to Company, TVA may designate a different notice method. In such a case, Company shall cooperate with TVA in testing and implementing any new system or method to be used in providing notice of an Interruption.

1.2.2 Interruption. During an Interruption, Company shall reduce its power demand requirements so that its 5-Minute Metered Demand is less than or equal to its Protected Demand during the entire Interruption period.

1.2.3 Interruption Periods. Each Interruption will begin at the time specified in the Interruption notice provided by TVA and will end at the time notice is given that the Interruption has ended.

1.2.4 This section intentionally left blank.

1.2.5 Reliability Interruptions. Nothing in this Article 1 will limit the frequency, duration, or hours in which TVA designates Reliability Interruptions.

1.2.6 Test Interruptions. Notwithstanding anything in the IP Product Agreement which may be construed to the contrary, Company will not receive any IP Product credits or charges for any Test Interruptions. However, the calculated Test Interruption Performance Factors will apply under subsection 1.5.2 and Article 3.

1.2.7 Load Reduction Plan. Company shall update the load reduction plan annually and provide Distributor with the updated plan by March 1 of each year. The updated load reduction plan must be certified by an authorized representative of Company.

SECTION 1.3 - INTERFERENCE WITH AVAILABILITY OF POWER

The term “force majeure” is any cause reasonably beyond the control of Distributor or TVA, such as, but without limitation to, injunction, administrative order, strike of employees, war, invasion, fire, accident, floods, backwater caused by floods, acts of God, or inability to obtain or ship essential services, materials, or equipment because of the effect of similar causes on suppliers or carriers. Acts of God includes without limitation the effects of drought if the drought is of such severity as to have a probability of occurrence not more often than an average of once in 40 years.

The availability of power to Company may be interrupted or curtailed from time to time during the term of the IP Product Agreement because of force majeure or otherwise. Company is solely responsible for providing and maintaining such equipment in its facility and such emergency operating procedures as may be required to safeguard persons on its property, its property, and its operations from the effects of any interruption or Interruption. Company assumes all risk of loss, injury, or damage to Company resulting from any interruption or Interruption.

LPC T&C Rolling (7/27/18)

SECTION 1.4 - ECONOMIC INTERRUPTION ACCOUNTING

1.4.1 Base Economic Interruption Hours. For the purpose of determining the accrued duration of Base Economic Interruption hours (as indicated in section D of the IP Product Agreement), designated Reliability Interruption hours will be considered Base Economic Interruption hours (irrespective of the hours in which the Reliability Interruption is designated) until the maximum total duration of Base Economic Interruptions has been reached for the TVA fiscal year.

1.4.2 Rounding. For the purpose of determining accrued Interruption hours, Interruptions with durations that are not multiples of one whole hour will be rounded up to the next whole hour duration.

1.4.3 Daily Interruptions. For the purpose of determining the maximum daily Economic Interruptions,

(a)

a designated Reliability Interruption will be considered an Economic Interruption (irrespective of the hours in which the Reliability Interruption is designated) if no Economic Interruption has been designated that day,

and

(b)	if a designated Reliability Interruption spans 0000 hours CPT, a Reliability Interruption will be deemed to have occurred on the day commencing from 0000 hours CPT.

1.4.4 Test Interruptions. Notwithstanding anything in the IP Product Agreement which may be construed to the contrary, Test Interruption hours will not be counted toward any Economic Interruption hours and are not deemed to be Reliability Interruptions.

SECTION 1.5 - ADJUSTMENTS TO PROTECTED DEMAND

1.5.1 Performance Factor. For each Interruption, TVA will calculate a Performance Factor as follows:

Performance Factor (%) =	(1 –	(	Average Noncompliant Load	))	x 100
Protected Demand

Where

“Average Noncompliant Load” is the average amount by which Company’s 5-Minute Metered Demand during an Interruption exceeds the applicable Protected Demand.

“Protected Demand” is the applicable Protected Demand for the Interruption period. However, if the applicable Protected Demand is 0 kW, the Protected Demand used in this calculation will be 1 kW.

LPC T&C Rolling (7/27/18)

1.5.2 Reliability Only Option. If the IP Product Agreement provides for IP5, TVA may increase Company’s Protected Demand upon at least 30 days’ notice if Company’s response to an Interruption (1) results in a Performance Factor less than 97 percent or (2) contains more than six 5-Minute Non-Compliant Intervals. In the event of an adjustment by TVA under this subsection, Company’s Protected Demand will become the average 5-Minute Metered Demand during 5-Minute Non-Compliant Intervals. The adjusted Protected Demand will become effective on the date stated in TVA’s notice.

1.5.3 Reliability+Economic Option. If the IP Product Agreement provides for IP30, TVA may increase Company’s Protected Demand upon at least 30 days’ notice if Company achieves a Performance Factor of less than 97 percent in any two Interruptions in any consecutive 12-month period. In the event of an adjustment by TVA under this subsection, Company’s Protected Demand will become the average 5-Minute Metered Demand during 5-Minute Non-Compliant Intervals. The adjusted Protected Demand will become effective on the date stated in TVA’s notice.

1.5.4 Reinstatement. Following any adjustment of Protected Demand by TVA in accordance with subsection 1.5.2 or 1.5.3, Company’s Protected Demand that applied prior to TVA’s adjustment may be reinstated by TVA if Company demonstrates that it can achieve a 100 percent Performance Factor (based on the Protected Demand prior to TVA’s adjustment) during an Interruption. Company may request TVA to perform a Test Interruption and TVA will perform that Test Interruption at its sole discretion. When Company has demonstrated a Performance Factor equal to 100 percent (based on the Protected Demand prior to TVA’s adjustment) in a subsequent month, TVA will adjust Company’s Protected Demand back to the previous level upon 30 days’ notice to Company.

SECTION 1.6 - FUNCTIONAL TESTS

TVA will perform IP Product testing by issuing Test Interruptions to all IP5 participants (Reliability Only Fleet). The Reliability Only Fleet will be tested as illustrated in the following schedule:

LPC T&C Rolling (7/27/18)

Functional Test Schedule
TVA Fiscal Year	2016	2017	2018	2019	2020	2021, etc.
Fleet Test Schedule	Test Interruptions will occur during the Summer Period or Winter Period		Test Interruptions will occur during the Summer Period or Winter Period		Test Interruptions will occur during the Summer Period or Winter Period

Additional Tests by Request	Customers with <100% Performance Factor in latest fleet test may request retest for protected demand reinstatement (at TVA’s discretion)		Customers with <100% Performance Factor in latest fleet test may request retest for protected demand reinstatement (at TVA’s discretion)		Customers with <100% Performance Factor in latest fleet test may request retest for protected demand reinstatement (at TVA’s discretion)

Off-year Test Interruption Triggers		All Reliability Only Fleet customers <100% Performance Factor in latest fleet test or not in compliance with section 1.2.7		All Reliability Only Fleet customers <100% Performance Factor in latest fleet test or not in compliance with section 1.2.7		All Reliability Only Fleet customers <100% Performance Factor in latest fleet test or not in compliance with section 1.2.7

Test Interruption Substitute	A Reliability Interruption which occurs prior to the scheduled Test Interruption		A Reliability Interruption which occurs prior to the scheduled Test Interruption		A Reliability Interruption which occurs prior to the scheduled Test Interruption

Fleet Test Schedule Reset Illustration		A Reliability Interruption in any Fleet Test Schedule off-year counts as a Test Interruption and resets the Fleet Test Schedule		Test Interruptions will occur during the Summer Period or Winter Period		Test Interruptions will occur during the Summer Period or Winter Period

Additional Tests by Request				Customers with <100% Performance Factor in latest fleet test may request retest for protected demand reinstatement (at TVA’s discretion)		Customers with <100% Performance Factor in latest fleet test may request retest for protected demand reinstatement (at TVA’s discretion)

LPC T&C Rolling (7/27/18)

ARTICLE 2: CREDITS AND CHARGES

SECTION 2.1 - APPLICATION OF CREDITS AND CHARGES

Distributor will apply all credits and charges provided for under this IP Product Agreement to the monthly power bill for Company’s electric service at the Plant/Facility Site identified in section B of the IP Product Agreement.

SECTION 2.2 - DEMAND CREDITS

Demand Credits to be applied to Company’s power bill will be determined in accordance with the formula below that produces the highest credit:

Demand Credit ($) = DCA × Monthly Average Interruptible Demand

or

Demand Credit ($) = DCA × Event Specific Interruptible Demand Reduction

Where:

“DCA” is the applicable demand credit amount in the Schedule of Credits and Charges.

“Monthly Average Interruptible Demand” is the average 30-Minute Interruptible Demand during Peak Hours in the calendar month, excluding days on which any Interruption is in effect and any outage days provided under section 5.1.

“Event Specific Interruptible Demand Reduction” is Company’s power demand reduction measured as (1) the highest 30-Minute Metered Demand, excluding any Excess Demand, established during the four full 30-Minute Clock-intervals immediately preceding the time TVA provides notice of any Interruption, minus (2) the higher of (i) the applicable Protected Demand or (ii) the highest 30-Minute Metered Demand during the Interruption period. ·

LPC T&C Rolling (7/27/18)

SECTION 2.3 - ENERGY CREDITS

If Company’s IP Product Agreement provides for IP30, the energy credit to be applied to Company’s power bill for each Interruption will be calculated as follows:

Credit = (Baseline-Demand)× hour×ECA×Heat Rate

Where:

“i” is each 5-minute Clock-interval during an Interruption when Company’s 5-Minute Metered Demand is less than Baseline.

“n” is an Interruption period.

“Demand” is Company’s 5-Minute Metered Demand.

“Baseline” is the highest 30-Minute Metered Demand, minus any Excess Demand, established during the four full 30-Minute Clock-intervals immediately preceding the time TVA provides notice of any Interruption.

“ECA” is the applicable energy credit amount in the Schedule of Credits and Charges.

“Heat Rate” is the applicable heat rate amount in the Schedule of Credits and Charges.

SECTION 2.4 - ENERGY UNDERPERFORMANCE CHARGES

For any Interruption in which Company does not achieve a Performance Factor equal to 100 percent, a charge will be applied to Company’s power bill, and the charge will be calculated as follows:

Charge= (Metered Demand-Protected Demand)× hour×UP multiplier

Where:

“i” is each 5-Minute Non-Compliant Interval.

“n” is an Interruption period.

“Metered Demand” is the 5-Minute Metered Demand.

“Protected Demand” is the Protected Demand.

“UP multiplier” is the applicable Underperformance Charge amount in the Schedule of Credits and Charges.

LPC T&C Rolling (7/27/18)

SECTION 2.5 - DEMAND UNDERPERFORMANCE CHARGES

If Company’s IP Product Agreement provides for IP5, for any Interruption (not applicable to functional test) in which Company does not achieve a Performance Factor equal to 100 percent, a charge will be applied to Company’s power bill, and the charge will be calculated as follows:

For any Interruption with a Performance Factor greater than or equal to 97 percent:

Charge ($) = 2×DCA × max underperformance

For any Interruption with a Performance Factor less than 97 percent:

Charge ($) = (2×DCA × max underperformance)+(DCA × initial underperformance)

Where:

“DCA” is the applicable demand credit amount in the Schedule of Credits and Charges. This is the same amount as in section 2.2.

“max underperformance” is the highest difference between the 30-Minute Metered Demand and Protected Demand among all 30-Minute Non-Compliant Intervals.

“initial underperformance” is the difference between the 5-Minute Metered Demand and Protected Demand during the first 5-Minute Clock-interval of an Interruption if that interval is a Non-Compliant Interval.

SECTION 2.6 - ADMINISTRATIVE COST CHARGES

To help recover TVA’s administrative and other costs of making the IP Product available, Company will be charged an administrative cost charge. The amount of TVA’s administrative cost charge is provided in the Schedule of Credits and Charges. Distributor may charge an additional administrative cost charge to help recover its costs of making the IP Product available.

SECTION 2.7 - CONTRACT DEMAND

For the purposes of calculating power and energy charges under the Rate Schedule, during all full 30-Minute periods of an Interruption, any applicable Contract Demand under the Company Power Contract will be deemed to be the Protected Demand. Any applicable Rate Schedule excess charges will apply.

LPC T&C Rolling (7/27/18)

SECTION 2.8 - MINIMUM BILLING DEMAND REDUCTION

Any time that a billing demand or energy charge is to be billed under the Company Power Contract using a Demand Ratchet Company’s bill will be reduced by the amount by which:

(a)	the amounts, if any, calculated under Adjustment 3 of the Wholesale Rate Schedule following application of the Demand Ratchet exceeds

(b)

the amounts, if any, that would be calculated under Adjustment 3 of the Wholesale Rate Schedule based on using the applicable Protected Demand instead of Contract Demand in the application of the Demand Ratchet.

SECTION 2.9 - DEMAND RATCHET

For the sole purpose of calculating the Minimum Billing Demand Reduction in section 2.8(b) above, the Demand Ratchet will be calculated using the sum of (i) the Protected Demand and (ii) the highest applicable Excess Demand established during the preceding 12 months instead of the applicable Contract Demand.

LPC T&C Rolling (7/27/18)

ARTICLE 3: TERM AND TERMINATION

SECTION 3.1 - EFFECTIVE DATE AND TERM

The IP Product Agreement is effective on the Effective Date, and continues in effect during the term of the Company Power Contract, unless it is sooner terminated as provided for under section 3.2 below.

SECTION 3.2- TERMINATION

The IP Product Agreement may be terminated:

(a)	by any party upon at least 3 years’ written notice, to be effective no earlier than the end of the Initial Term in Section D of the IP Product Agreement;

(b)	by TVA upon at least 60 days’ notice if Company does not meet, at all times, all IP Product eligibility criteria set forth in the IP Product Agreement;

(c)	by Distributor upon at least 60 days’ notice if Company violates the terms of the Company Power Contract or Rules and Regulations of Distributor;

(d)	By TVA or Distributor upon at least 60 days’ notice if any two Performance Factors are equal to or less than 90 percent in a consecutive 12-month period.

SECTION 3.3 - SUSPENSION OF SERVICE

Power supply from Distributor under the Company Power Contract may be suspended, in accordance with the Rules and Regulations of Distributor.

SECTION 3.4 - CHANGES TO COMPANY POWER CONTRACT

No amendment to the Company Power Contract during the term of this IP Product Agreement providing for a different Rate Schedule, Contract Demand, or additional overlay product will be effective unless (1) Company, Distributor, and TVA amend the IP Product Agreement to provide for the applicable Rate Schedule, Contract Demand, or additional overlay product, or (2) TVA otherwise approves such a change to the Company Power Contract.

SECTION 3.5 - TERMINATION OF COMPANY POWER CONTRACT

Notwithstanding anything in the Company Power Contract that may be construed to the contrary, the parties agree that during the term of this IP Product Agreement, no notice of termination or notice of non-renewal by Company or Distributor to terminate the Company Power Contract will be effective sooner than the date on which termination of the IP Product Agreement can be achieved under section 3.2 above. Further, to the extent necessary, the Company Power Contract will be automatically renewed such that it remains effective during the term of this IP Product Agreement.

LPC T&C Rolling (7/27/18)

SECTION 3.6 - TERMINATION OF 5 MR, 60 MR, OR RP AGREEMENT

Any 5 Minute Response Agreement, 60 Minute Response Agreement, or Reserve Preservation Agreement of Company that is effective as of the Effective Date is hereby terminated.

SECTION 3.7 - WAIVERS

A waiver of any Product Agreement requirement will not be considered a waiver of any other or subsequent Product Agreement requirement.

LPC T&C Rolling (7/27/18)

ARTICLE 4: ADMINISTRATION AND ADJUSTMENTS

SECTION 4.1 - NOTICES

4.1.1 Notices to Company. Any notice required by Distributor or TVA under the IP Product Agreement will be deemed properly given if posted on the Product Website, e-mailed to one or more designated Company contacts, or sent in writing to the address specified as Company’s Plant/Facility Site in the IP Product Agreement.

4.1.2 Notices to TVA. Notices of IP Product Agreement termination, IP Product Agreement Interruption Phone Number changes, and changes to e-mail addresses for IP Product notices will be deemed properly given if delivered by e-mail to any designated TVA customer service field representative or through an applicable contact avenue identified on the Product Website. TVA may require an authorized representative of Company to submit such notices using a TVA specified form.

4.1.3 Active e-mail addresses. Company must, at all times, designate at least one active e-mail address for notices.

4.1.4 Notice Forwarding. IP Product notices sent by TVA to Company will be promptly forwarded to Distributor. Any (1) IP Product notice sent by Distributor to Company or (2) notices of suspension of service sent to Company will be promptly forwarded to TVA.

SECTION 4.2 - ADJUSTMENT

4.2.1 Guidelines. Effective on October 1 of any year, Article 5 below may be changed or adjusted by TVA upon 60 days’ notice to Company; provided, however, that no such change or adjustment will reduce the monthly or yearly outage day omission limits under section 5.1.

4.2.2 Schedule of Credits and Charges. Effective on October 1 of any year, and upon not less than 90 days’ notice to Company, TVA may modify, change, replace, or adjust the Schedule of Credits and Charges; provided however, adjustments under this subsection will be in accordance with subsection 4.2.5 below. Prior to becoming effective, TVA will share with Company the rolling term IP Product valuation curve methodology and any changes in the Schedule of Credits and Charges. Further TVA will not change or adjust the DCA established on October 1, 2015 (FY 16 DCA), until such time as TVA determines that the value produced by the methodology used by TVA to establish the DCA exceeds the FY16 DCA.

4.2.3 Seasonal Periods. Effective on October 1 of any year, and upon not less than 60 days’ notice to Company, TVA may modify or change the months of the Summer Period, Winter Period, and Transition Period.

4.2.4 Economic Interruption Hours. Effective on October 1 of any year, and upon not less than 60 days’ notice to Company, TVA may change the designated hours for Economic Interruptions specified in section D of the IP Product Agreement; provided, however, that no such adjustment will increase the total daily duration of the designated hours during which Economic Interruptions may occur.

LPC T&C Rolling (7/27/18)

4.2.5 OBC Component of DCA. It is recognized that one component in the methodology used by TVA in establishing the DCA is the economic carrying cost of a combustion turbine plant (CT Plant). It is further recognized that the overnight build cost of a CT Plant (OBC) is part of this component. In establishing the DCA for participants in the IP Product that select a rolling term, the OBC that is used in determining the economic carrying cost of a CT Plant will not be revised unless the most recent projection of OBC varies by more than 5% from the then-effective OBC for the rolling term IP Product (Re-price Trigger). Effective on the first October that occurs at least five years after the date of the Re-Price Trigger, the updated values for the economic carrying cost of a CT Plant will replace all future values for that component when establishing the DCA.

SECTION 4.3 - RELATIONSHIP OF DISTRIBUTOR, COMPANY, AND TVA

Company remains a customer of Distributor and is not a directly served customer of TVA. Distributor retains responsibility for all power service, billing, and customer relations matters except as provided otherwise with respect to the IP Product. Company and TVA may at any time communicate directly concerning matters relating to the IP Product; further TVA will have sole responsibility for designating Interruptions.

SECTION 4.4 - BILLING

4.4.1 Cooperation. Company, Distributor, and TVA will cooperate in (1) incorporating IP Product credits and charges in Company’s monthly power bill, (2) meter reading, (3) billing analysis, and (4) the sharing of Company Power Contract information.

4.4.2 Remote Access. In accordance with guidelines or specifications furnished or approved by TVA, Distributor shall provide or otherwise arrange for remote access by TVA to the Company power meter.

4.4.3 Wholesale Billing Adjustment. TVA, in calculating the wholesale power invoice each month for Distributor, will take the following steps with respect to Company: (1) TVA will apply a credit to the wholesale power bill equal to any credits applied to Company’s bill by Distributor in accordance with section 2.1 above, (2) TVA will apply a charge to the wholesale power invoice equal to any charges applied to Company’s bill by Distributor in accordance with section 2.1 above, and (3) the amount owed by Distributor under Adjustment 3 of the Wholesale Rate Schedule with respect to Company, if any, will be reduced by the amount calculated to reduce Company’s power bill from Distributor under section 2.8, if any.

To the extent practicable, said wholesale credits, charges, and reductions will appear on TVA’s wholesale power bill to Distributor for the same billing month that Distributor applies IP Product credits, charges, and reductions to Company’s power bill.

4.4.4 Failure to Pay. In the event that Company fails to pay any IP Product charges when due, Distributor must promptly notify TVA. Distributor must develop and implement a plan to recover any unpaid amounts in cooperation with TVA. Upon failure of Distributor to do so, TVA may institute litigation to enforce payment in the name of Distributor, or in the name of TVA, or in the name of both, and any actions taken by TVA in connection with such litigation will be binding on Distributor. Prior to instituting any such litigation, TVA will first consult with Distributor.

LPC T&C Rolling (7/27/18)

SECTION 4.5 - SPECIAL OFFERS

From time to time, TVA may advertise special offers or additional features under the IP Product (such as buy-throughs or offers to purchase additional Economic Interruption hours). Any additional Economic Interruption hours purchased by TVA under any special offer will be excluded under subsection 1.4.1 above in the event of a Reliability Interruption. If the special offer or feature is for a limited time only, for the sake of expediency, Company and TVA may enter into a two-party contract. Any credits or charges under such special offer, whether implemented through a two-party contract or otherwise, will be billed and administered by Distributor and TVA in the same manner as the other charges and credits in the IP Product Agreement. TVA will notify Distributor if Company participates in any special offers implemented through a two-party contract.

SECTION 4.6 - POWER SYSTEM INFORMATION

For Company’s convenience, TVA may allow Company access to TVA power system information and power system forecasts. All such information is deemed to be proprietary information (Proprietary Information) and Company’s obligations with respect to such Proprietary Information provided during Company’s participation in the IP Product will survive the termination or expiration of the IP Product Agreement.

As a condition of participation in the IP Product and in consideration of TVA’s making Proprietary Information available to Company, (i) Company agrees not to divulge Proprietary Information to third parties without the written consent of TVA, and (ii) Company further agrees not to use the Proprietary Information disclosed to it by TVA for any purpose other than those set forth in this agreement. Nothing in this paragraph will prevent Company from making disclosures to other parties that are required by law; provided, Company must endeavor to secure the agreement of such other party to maintain the information in confidence. In the event that Company is unable to secure such agreement, Company must notify TVA with reasonable promptness so that TVA may join Company in the pursuit of such an agreement of confidence, or take any other action it deems appropriate.

Nothing in this section 4.6 restricts or limits TVA’s right to execute Interruptions and TVA may execute Interruptions without regard to whether or not a potential Interruption has been projected. Further, the failure or inability for any reason of Company to access information about a potential Interruption, shall not alter Company’s obligation to comply with any Interruption.

TVA makes no statement, representation, claim, guarantee, assurance, or warranty of any kind whatsoever, including, but not limited to, representations or warranties, express or implied, of merchantability, fitness for a particular use or purpose, accuracy, or completeness, of any estimates, information, service, or equipment furnished or made available to Company through the IP Product. Company hereby waives, and releases the United States of America, TVA, and their directors, officers, agents, and employees from any and all claims, demands, or causes of action, including, without limitation, consequential damages, arising out of or in any way connected with any estimates, information, service, or equipment furnished or made available under this section.

LPC T&C Rolling (7/27/18)

ARTICLE 5: GUIDELINES

SECTION 5.1 - OUTAGES

Company may omit certain days in which a planned or forced outages occur from the calculation of the Monthly Average Interruptible Demand described in section 2.2. The number of days that may be omitted is limited to 10 days per month and 40 days per TVA fiscal year.

In order to omit planned and forced outage days from the Monthly Average Interruptible Demand calculation, Company must notify TVA of planned or forced outage in accordance with operating procedures and guidelines as may be furnished by TVA from time to time. Current operating procedures and guidelines require:

•

Company must provide TVA outage notification at least 24 hours in advance of planned outages through the Product Website. Notification must include the amount of load not available for interruption, an estimated outage start time and date, and an estimated return-to-service time and date.

•

Company must communicate forced outages to TVA as quickly as operationally feasible through the Product Website, but no more than 24 hours after the start of the forced outage. Notification must include the amount of load not available for interruption and an estimated return-to-service time and date.

Company has until midnight on the last day of the calendar month to select, via the Product Website, which outage days from the month to exclude from the Average Interruptible Load calculation.

SECTION 5.2 - PEAK HOURS

Peak hours for assessing average Interruptible Demand are

(1)	1:00 pm to 7:00 pm CPT during the months of April through October, and

(2)	4:00 am to 10:00 am CPT during the months of November through March;

excluding weekends and weekdays observed as Federal holidays for New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and November 1.

LPC T&C Rolling (7/27/18)

ARTICLE 6: DEFINITIONS OF UNDERLINED TERMS

“5-Minute” is used to designate a quantity that is determined on a 5-minute Clock-interval basis.

“30-Minute” is used to designate a quantity that is determined on a 30-minute Clock-interval basis.

“Annual Average Interruptible Demand” means the average 30-Minute Interruptible Demand during the Peak Hours in any given 12-consecutive-month period.

“Clock-interval” means a time interval based on the division of an hour from the beginning of a clock-hour and each subsequent consecutive clock interval thereafter in that hour. For Customers that have billing demands determined from 30-Minute clock-intervals that do not begin at the top or bottom of an hour, all clock-hours will be deemed to begin from the amount of the offset.

“Company Power Contract” means the contract between Company and Distributor under which Company purchases power and energy.

“Contract Demand” means Company’s maximum demand requirements during applicable time periods as provided under the Company Power Contract. Such applicable time periods, if not 24 hours per day, are specified in the Rate Schedule.

“CPT” (Central Prevailing Time) means either Central Standard Time or Central Daylight Time, whichever is currently applicable.

“Demand Ratchet” means the calculation in the Rate Schedule which establishes the level below which Company’s billing demand cannot fall.

“Economic Interruption” means an Interruption that TVA determines, in its sole judgment, is necessary to reduce or avoid costs in operating the TVA system or the IP Product.

“Effective Date” means the date specified by TVA, in Section H of the IP Product Agreement, on which the IP Product Agreement becomes effective.

“Excess Demand” means any amount of Metered Demand that is greater than the applicable Contract Demand for the Clock-interval.

“Interruptible Demand” means the amount by which any Metered Demand, minus any Excess Demand, exceeds the Protected Demand.

“Interruption” means any TVA designated time period during which Company must cease taking Interruptible Demand.

“Metered Demand” means Company’s metered power demand. Metered demand may be determined on a 30-Minute or 5-Minute basis, as applicable, and be adjusted for any transmission and distribution losses. However, if the Rate Schedule provides for a measured demand, Metered Demand will be deemed to be higher of the metered power demand or the measured power demand.

LPC T&C Rolling (7/27/18)

“Non-Compliant Interval” means any 5-Minute or 30-Minute Clock-interval during an Interruption when the Metered Demand exceeds the applicable Protected Demand.

“Peak Hours” means the peak hours set forth in section 5.2.

“Performance Factor” means the percentage calculated under subsection 1.5.1.

“IP Product Agreement” means the agreement signed by Company’s authorized representative, Distributor, and TVA, and includes the IP Product Terms and Conditions, any attachments to the IP Product Agreement, and any subsequent supplements, amendments, or adjustments to the IP Product Agreement and Terms and Conditions.

“Product Website” means the website(s) or application(s) utilized by TVA to provide IP Product information.

“Protected Demand” means the Metered Demand amounts designated by Company in the IP Product Agreement which Company must not exceed during an Interruption.

“Rate Schedule” means Distributor’s rate schedule applicable for billing Company under the Company Power Contract, as it may be modified, changed, replaced, or adjusted from time to time as provided under the contractual arrangements between Distributor and TVA (together with the currently effective Adjustment Addendum).

“Reliability Interruption” means an Interruption that TVA determines, in its sole judgment, is necessary or appropriate to address the reliability of the TVA system or the reliability of any portion of the TVA system.

“Summer Period” means the months of June, July, August, and September.

“Terms and Conditions” means all IP Product obligations provided in this document and any attachments, or any subsequent agreements that supplement or amend this document.

“Test Interruption” means an Interruption of no more than two (2) hours that TVA determines, in its sole judgment, is necessary to assess the reliability of Company’s response to Reliability Interruptions. Test Interruptions may be designated by TVA at any time.

“Transition Period” means the months of April, May, October, and November.

“Wholesale Rate Schedule” means the wholesale rate schedule in the Schedule of Rates and Charges to the Wholesale Power Contract between Distributor and TVA .

“Winter Period” means the months of December, January, February, and March.

LPC T&C Rolling (7/27/18)

Schedule of Credits and Charges – Rolling Term Product

(October 1, 2015)

TVA Administrative Cost Charges

For companies served under a Rate Schedule that includes an administrative charge: $350 per month.

For companies served under a Rate Schedule that does not include an administrative charge: $700 per month.

These TVA administrative cost charges are in addition to any of Distributor’s administrative cost charges.

Demand Credits

Demand Credit Amount (DCA)

•	For IP5 customers, the DCA is $5.65.

•	For IP30 customers, the DCA is $5.75.

Energy Credits

Energy credit amount (ECA) is the official NYMEX Henry Hub final settlement posted price for the NYMEX natural gas futures contract for the month in which the Interruption occurred.

Heat Rate is 10,000 BTU per kWh

Underperformance Charges

“UP multiplier” is the higher of (1) $0.10 per kWh or (2) TVA’s hourly Top Cost for each clock-hour in which curtailment occurs.

Top Cost means TVA’s projected hour ahead cost for supplying the last 100 MW of the total amount of the entire load which TVA projects it will be serving in that hour (including both native system load and off-system load to be supplied by TVA under exchange arrangements).

LPC 08-25-15